CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




FIRST INVESTORS INSURED TAX EXEMPT FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (File Nos. 002-57473 and 811-02923) of our report dated February 1, 2005 relating to the December 31, 2003 financial statements of First Investors Insured Tax Exempt Fund, Inc., which are included in said Registration Statement.



                                                       /s/ Tait, Weller & Baker

                                                       TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005